SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Agreement”) is entered into as of December 31, 2005, by and between AMERICANA DISTRIBUTION, INC., a Colorado corporation, ("Americana"); ACTION MEDIA GROUP, LLC, a California limited liability company ("Action Media"); and JOSEPH D. AGLIOZZO, BENJAMIN L. PADNOS (“Padnos”) and PETER C. OCAMPO, individuals ("collectively referred to as the “Members").

WHEREAS, Americana, Action Media and the Members entered into that certain Asset Purchase Agreement dated April 19, 2004 and the Amendment thereto dated March 25, 2005 (the Asset Purchase Agreement and Addendum shall be referred to as the “Agreement”) whereby Americana acquired all of the assets (as defined in the Agreement) of Action Media in consideration for the issuance of a total of 8,000,000 Americana shares to the Members and a Consulting Agreement of $37,500 paid to with Benjamin L. Padnos.

WHEREAS, the parties to the Agreement have mutually determined to terminate the Agreement.

WHEREAS, in order to settle all claims known or unknown between them, the parties have agreed to settle and compromise all claims between them on the terms set forth herein.

NOW, THEREFORE, in consideration of the promises, covenants and releases set forth below, the parties do hereby promise, covenant and agree as follows:

1.   The parties acknowledge that the consideration tendered and received herein, the promises, undertakings, representations and releases made or given, and the execution of this Agreement are in compromise and settlement of disputed claims. The parties are willing to perform their obligations hereunder for the purpose of resolving their differences. Nothing herein is intended, and nothing herein shall be construed, as an admission of fault or liability on the part of any party hereto.

2.  Americana, Action Media and the Members agree that the Agreement is hereby terminated effective immediately and, other than as set forth in this Agreement, there shall be no further obligations by any of the parties to another party.

3.  The Members agree to return to Americana treasury all unsold shares, from the 8,000,000 shares of Americana common stock issued pursuant to the Agreement. The Members shall be entitled to keep any proceeds generated from sales of any portion of the 8,000,000 shares. Furthermore, Benjamin Padnos shall be entitled to keep the Consulting Fees paid pursuant to the Agreement.

4.  Americana shall transfer all of the assets received from Action Media pursuant to the Agreement to Benjamin L. Padnos or another entity as designated by the Members. Included in this transfer are: all source code used to power the action sports DVD rental service, Coreflix, ownership of the Coreflix brand, the URL “Coreflix.com”, the entire library of DVD inventory for the Coreflix service, all mailing envelopes and other items related to the day-to-day operations of the Coreflix service, and all hardware and equipment including any computers, and other items.

5.  Americana agrees to assist and cooperate with Action Media with regard to the transfer of all assets described in Section 4, including transfer of source code to Padnos’ server hosted with Zerolag Communications in El Segundo, California.

6.  The Members agree to assist and cooperate with the Company with regard to any reasonable due diligence request or any other corporate matter that requires information from them with regard to Americana’s previous ownership of the Assets.

7.  The parties acknowledge that, in the course of their prior business relationship, they have exchanged certain information with one another. The parties agree that each party is free to use, for any purpose whatsoever, any and all information disclosed to him/it by any other party.

8.  Action Media and its Members shall have no liability for any unpaid taxes or any other claims by customers of Coreflix during the period from April 19, 2004 through the execution of this transaction. This includes sales tax, customer claims, including credit card charge-backs, any unpaid invoices for inventory, etc. Upon execution of this Agreement, Action Media and its Members acquire no liabilities.

9.  Americana and its officers, directors, shareholders, employees, trustees, agents, attorneys, representatives, heirs, beneficiaries, successors and assigns, and all other parties acting or purporting to act for or on behalf of Americana, jointly and severally, hereby agrees to defend, indemnify and hold harmless Action Media and the Members, and each of them, and their heirs, joint venturers, partners, affiliates, parent corporations, subsidiaries, officers, directors, agents, employees, shareholders, legal counsel, predecessors, successors and assigns, from and against any and all liabilities, responsibilities, damages, claims, causes of action, judgments, costs and expenses, including without limitation attorneys’ fees and expert witness fees, in connection with any claim related to the Agreement.

10.  Except as to those duties and obligations set forth herein, Americana, its officers, directors, shareholders, employees, trustees, agents, attorneys, representatives, heirs, beneficiaries, successors and assigns, and all other parties acting or purporting to act for or on behalf of Americana, hereby unconditionally release and forever discharge Action Media and the Members, and each of them, and each of their heirs, joint venturers, partners, affiliates, parent corporations, subsidiaries, officers, directors, agents, employees, shareholders, legal counsel, predecessors, successors and assigns, of and from any and all manner of actions, causes, causes of action, claims, liabilities, suits, threats, contracts, controversies, torts, agreements, promises, damages, judgments, execution of claims, and demands whatsoever in law or in equity, known or unknown, suspected or unsuspected, which Americana, and each of them, ever had, now has or may hereafter have against Action Media and the Members, by reason of any matter, cause or thing, whatsoever, including, without limitation, any claims for unknown damages or injuries, or unknown consequences or complications of known damages or injuries.

11.  Action Media and the Members, their officers, directors, shareholders, employees, trustees, agents, attorneys, representatives, heirs, beneficiaries, successors and assigns, and all other parties acting or purporting to act for or on behalf of the Action Media and the Members jointly and severally, hereby agrees to defend, indemnify and hold harmless Americana, and its joint venturers, partners, affiliates, parent corporations, subsidiaries, officers, directors, agents, employees, shareholders, legal counsel, predecessors, successors and assigns, from and against any and all liabilities, responsibilities, damages, claims, causes of action, judgments, costs and expenses, including without limitation attorneys’ fees and expert witness fees, in connection with any claim related to the Agreement.

12.  Except as to those duties and obligations set forth herein, Action Media and the Members, their officers, directors, shareholders, employees, trustees, agents, attorneys, representatives, heirs, beneficiaries, successors and assigns, and all other parties acting or purporting to act for or on behalf of Americana and each of them, hereby unconditionally release and forever discharge Americana and its joint venturers, partners, affiliates, parent corporations, subsidiaries, officers, directors, agents, employees, shareholders, legal counsel, predecessors, successors and assigns, of and from any and all manner of actions, causes, causes of action, claims, liabilities, suits, threats, contracts, controversies, torts, agreements, promises, damages, judgments, execution of claims, and demands whatsoever in law or in equity, known or unknown, suspected or unsuspected, which Action Media and the Members, and each of them, ever had, now has or may hereafter have against Americana, by reason of any matter, cause or thing, whatsoever, including, without limitation, any claims for unknown damages or injuries, or unknown consequences or complications of known damages or injuries.

13.  Americana represents and warrants to Action Media and the Members that the individual(s) signing this Agreement has been duly authorized to sign the Agreement on behalf of Americana, and Americana further represents and warrants that, upon execution, this Agreement shall be valid, legally binding and enforceable against Americana in accordance with its terms.

14.  Action Media and the Members each represent and warrant to Americana that the individual(s) signing this Agreement have been duly authorized to sign this Agreement on behalf of the respective entities, and Action Media and the Members further represent and warrant that, upon execution, this Agreement shall be valid, legally binding and enforceable against each of the Action Media and the Members in accordance with its terms.

15.  This Agreement shall be construed and interpreted as a whole and in accordance with its fair meaning, and without regard to, or taking into account, any presumption or other rule of law requiring construction or interpretation against the party preparing this Agreement or any part hereof.

16.  The parties shall each bear their own expenses, legal costs and attorneys’ fees incurred in connection with the negotiation and execution of this Agreement.

17.  This Agreement contains the entire agreement and understanding of the parties concerning the subject matter hereof. All prior and contemporaneous agreements, representations, negotiations, and understandings of the parties, oral or written, are merged herein and/or expressly declared void and are superseded by this Agreement. The parties warrant that no representations have been made to or relied upon by any party to induce the execution of this Agreement except as set forth herein.

18.  This Agreement, its application and interpretation, and all rights and obligations of the parties hereunder shall be governed by and construed exclusively in accordance with the laws of the State of Colorado, excluding any choice of law rules which would apply the laws of another jurisdiction.

19.  Any disputes regarding this Agreement shall be exclusively resolved in the state or federal courts, as applicable, located in Colorado. Each party consents to the exclusive jurisdiction of such courts and agrees not to bring any action under this Agreement except in Colorado.

20.  This Agreement may not be altered, modified or amended, except in writing signed by the party to be bound.

21.  The parties shall make, execute and deliver all such documents and perform all such acts from time to time, prior to and following the consummation of this Agreement, to carry out the full intent and purpose of this Agreement.

22.  The parties hereto each represent and warrant that they have read this Agreement, understand its terms, have authority to enter into this Agreement, and intend to be legally bound thereby.

23.  The parties hereto each represent and warrant that they have been given an opportunity to consult with an attorney regarding this settlement and the terms of this Agreement.

24.  This Agreement may be executed in multiple counterparts, each of which shall be an original, and all of which shall constitute one and the same agreement.

25.  This Agreement shall be effective only when it has been fully executed and delivered by all of the parties hereto.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this day of February , 2006.

AMERICANA Distribution INC.

By:_____________________________
Its _____________________________

ACTION MEDIA GROUP, INC.

By:_____________________________
Its _____________________________

By:______________________________      By:___________________________
JOSEPH D. AGLIOZZO        BENJAMIN L. PADNOS

By:______________________________
PETER C. OCAMPO